Therapeutic Solutions International, Inc. Develops Cytokine Based Diagnostic Test for Preterm Labor and Complications of Pregnancy

Company Continues to Advance Intellectual Property Purchased from OmniBiome Therapeutics, Inc.

OCEANSIDE, CA--(Marketwired – September 21, 2015) - Therapeutics Solutions International, Inc., (OTC Markets:TSOI) announced today the development of a cytokine-based diagnostic kit aimed at stratifying risk of preterm labor and other pregnancy associated complications.

The approach is covered by patent application No. 62/219020, filed on September 15, 2015, which was developed out of intellectual property purchased from OmniBiome Therapeutics Inc.

“The current patent filing is a continuation of the Company’s focus on leveraging immunological processes to diagnose and intervene in niche areas of unmet medical needs” said Timothy Dixon, President and CEO of Therapeutic Solutions International.

Mr. Dixon added “specific biological molecules termed cytokines that are involved in the immune system killing cancer also appear to be involved in stimulating preterm labor and in extreme cases pregnancy loss.  In our previous patent filings we cover means of modulating these molecules, either to fight cancer, or to prevent pregnancy complications.  In the current patent filing we utilize advanced techniques to detect modulations of these molecules in the body, so as to potentially interfere at an early stage and hopefully preserve a healthy pregnancy.”

The Company currently is marketing ProJuvenol™, a pterostilbene based neutraceutical, which has been demonstrated by independent groups to modulate cytokines such as TNF-alpha1, and interleukin-12 which are involved in pregnancy complications3.  Additionally, the Company reported data showing its probiotic mixture is effective at reducing pregnancy loss in a mouse model of immunologically mediated miscarriage4.

“We aim to create products that on the one hand assist the physician at identifying potential pregnancy problems early, when intervention conceptually is more effective, as well as products that may modulate the biological cascades which lead to pregnancy complications.  Currently we are seeking clinical collaborators and partners to accelerate the development of our approaches” said Mr. Dixon.

About Therapeutic Solutions International, Inc.

The Company's corporate website is www.therapeuticsolutionsint.com. Our new products can be viewed on www.projuvenol.com and products can be ordered at www.youcanordernow.com.

These Supplement products have not been evaluated by the United States Food and Drug Administration. These products are not intended to diagnose, treat, cure or prevent any diseases.

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1 Remsberg et al. Phytother Res. 2008 Feb;22(2):169-79.

2 Hsu et al. J Agric Food Chem. 2013 Jan 23;61(3):602-10

3 Romero et al. Nutr Rev. 2007 Dec;65(12 Pt 2):S194-202.

4 http://finance.yahoo.com/news/company-expands-immunotherapy-based-product-123000762.html

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CONTACT INFORMATION

Therapeutic Solutions International, Inc.

ir@tsoimail.com